EXHIBIT 11.1

         STATEMENT RE: COMPUTATION OF HISTORICAL EARNINGS PER COMMON SHARE
                          PROFFITT'S, INC. AND SUBSIDIARIES
                        (in thousands, except per share data)

                                                    YEAR ENDED

                                       JANUARY 28,  JANUARY 29,   JANUARY 30,
                                          1995         1994          1993

PRIMARY:

 Average shares outstanding               9,784        9,051         6,455
 Net effect of dilutive stock
  options - based on the treasury
  stock method using average market
  price                                     128          185           136

    TOTAL                                 9,912        9,236         6,591

 Income before cumulative effect
  of changes in accounting methods    $  16,128      $ 5,730        $6,747
   Less preferred dividends              (1,694)           0             0

 Income before cumulative effect of
  changes in accounting methods
  available for common                $  14,434     $  5,730        $6,747
 Cumulative effect of changes in
  accounting methods:
    Inventory costing                         0          702             0
    Store pre-opening                         0         (369)            0

 Net income                           $  14,434      $ 6,063        $6,747

 Earnings per common share before
  cumulative effect of changes in
  accounting methods:                    $ 1.46     $   0.62       $  1.02
 Cumulative effect of changes in
  accounting methods:
    Inventory costing                      0.00         0.08          0.00
    Store pre-opening                      0.00        (0.04)         0.00

 Fully diluted earnings per share        $ 1.46     $   0.66       $  1.02

            STATEMENT RE: COMPUTATION OF HISTORICAL EARNINGS PER COMMON SHARE
                              PROFFITT'S, INC. AND SUBSIDIARIES
                            (in thousands, except per share data)

                                                    YEAR ENDED

                                       JANUARY 28,  JANUARY 29,   JANUARY 30,
                                          1995         1994          1993

FULLY DILUTED:

 Average shares outstanding               9,784        9,052         6,455
 Net effect of dilutive stock
  options - based on the treasury
  stock method using year-end
  market price if higher than
  average price                             131          185           241
 Assumed conversion of 8%
  subordinated debenture                      0           52           313
 Assumed conversion of 4.75%
  subordinated debenture                  2,020          512             0
 Assumed conversion of preferred
  stock                                   1,228            0             0

      TOTAL                              13,163        9,801         7,009

 Income before interest adjustments
  and cumulative effect of changes
  in accounting methods                 $16,128      $ 5,730        $6,747
 Add 8% convertible subordinated
  debenture interest, net of federal
  income tax effect                           0           41           248
 Add 4.75% convertible subordinated
  debenture interest, net of federal
  income tax effect                       2,500          633             0

 Adjusted net income before
  cumulative effect of changes in
  accounting methods                    $18,628      $ 6,404        $6,995
 Cumulative effect of changes
  in accounting methods:
    Inventory costing                         0          702             0
    Store pre-opening                         0         (369)            0

 Adjusted net income                    $18,628      $ 6,737        $6,995

 Fully diluted earnings per
  common share before cumulative
  effect of changes in accounting
  methods:                               $ 1.42       $ 0.69        $ 1.00
   Cumulative effect of changes
    in accounting methods:
      Inventory costing                    0.00         0.07          0.00
      Store pre-opening                    0.00        (0.03)         0.00

 Fully diluted earnings per share        $ 1.42       $ 0.65        $ 1.00


Note/For each year shown, dilution is less than 3%; therefore, no fully diluted presentation is needed.